UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 31, 2006

Commission File Number 1-12043

OPPENHEIMER HOLDINGS INC.

             Canada                                                         98-0080034

(State or other jurisdiction                                   (IRS employer

of incorporation)                                                   identification no.)

PO Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto Ontario Canada   M4R 1K8

(Address of principal executive offices) (Zip code)

(416) 322-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

On October 23, 2006, pursuant to a Securities Purchase Agreement dated July 31, 2006 (the “Repurchase Agreement”) with the Canadian Imperial Bank of Commerce (“CIBC”), Oppenheimer Holdings Inc. (the “Company”) through its wholly-owned subsidiary, E.A. Viner International Co. (“Viner”), repurchased an aggregate principal amount of US$20,000,000 of the variable rate exchangeable debentures issued by Viner to CIBC in 2003 as part of the consideration for the acquisition of CIBC’s U.S. private client and asset management divisions, at par plus accrued interest of US$257,778 and a fee of $116,667.  The Company has now repurchased and retired all of the outstanding debentures issued in 2003.

The funds required to consummate the above transaction came from internally available funds and existing bank call loan facilities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Reference

Number	Exhibit Description
99.1	Oppenheimer Holdings Inc. Press Release, dated October 23, 2006.
99.2	Oppenheimer Holdings Inc. Press Release, dated October 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Oppenheimer Holdings Inc.

Date: October 23, 2006 By: “E.K. Roberts” --------------------------------- E.K. Roberts President and Treasurer (Duly Authorized Officer and Principal Financial Officer)

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